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                                                                    Exhibit 99.1

             SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

          This Separation Agreement and General Release of all Claims (the "Agreement") is entered into by and between ITT Industries, Inc., an Indiana corporation (the "Company"), and Robert Ayers (the "Executive") and dated as of September 30, 2005 (the "Effective Date").

          In consideration of the promises set forth in this Agreement, the Executive and the Company (the "Parties") hereby agree as follows:

1.   Entire Agreement.

     This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the employment letter agreement between the Executive and the Company, dated as of August 24, 1998 (the "Employment Agreement") and any rights the Executive may have had under the Company's Senior Executive Severance Pay Plan (the "Severance Plan"); provided that no rights or obligations established under any such superseded agreement and specifically preserved by this Agreement are extinguished. Other than this Agreement and as otherwise explicitly stated herein, there are no agreements of any nature whatsoever between the Executive and the Company that survive this Agreement. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

2.   Continuation and Termination of Employment.

     A. The Executive will continue working for the Company through September 30, 2006 (the "Separation Date"). During the period commencing on the Effective Date and ending on the Separation Date (the "Employment Period"), the Executive shall have such duties (commensurate with the Executive's level of duties on the date hereof) as shall be assigned from time to time by the Chief Executive Officer of the Company (the "CEO"), including, without limitation, advising with respect to acquisitions and dispositions, strategic planning, and the reorganization of the Company's Fluid Technology business segment. The Executive may perform any duties so assigned either at the Executive's residence or at an office selected by the Company that is within a reasonable commuting distance from the Executive's residence and during such hours per week as may be reasonably determined by the Executive and approved by the CEO, but subject to attendance at specific meetings and presence in the Company's offices at specific times as directed by the CEO, which times, to the extent possible, shall be mutually convenient. The Parties hereby agree that during the Employment Period, (i) the Executive will devote his time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Company's Board of Directors and (ii) unless otherwise agreed by the Executive, any assigned duties shall involve normal business travel consistent with the Executive's position with the Company prior to the Effective Date. During the Employment Period, the Executive will have access to, and use of, an administrative assistant, his Blackberry and the Company's e-mail
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and voicemail systems and, at the Executive's request, the Company will equip the Executive's home office with a computer, fax machine and a dedicated phone line. Prior to the Separation Date, the Company may terminate the Executive's employment with the Company only (i) for "cause," as defined in the Employment Agreement or (ii) if the Executive violates a material term of this Agreement, and upon such termination, the Company shall have no further obligations under this Agreement.

     B. Notwithstanding any other provision of this Agreement to the contrary, during the Employment Period and the "Transition Period" (as defined in Section 3D below), the Executive may (i) subject to clause (iii) below, serve as a director, trustee or officer of, or otherwise participate in, not-for-profit educational, welfare, social, religious and civic organizations; (ii) with the prior approval of the Nominating and Governance Committee of the Company's Board of Directors, serve as a director of any for-profit business which does not compete with the Company or any of its subsidiaries or affiliates, and (iii) with the prior approval of the Company and in each case without compensation (other than the reimbursement of expenses), serve as a director, trustee or officer of, or otherwise participate in, professional associations and non-governmental organizations.

     C. The Executive and the Company hereby agree that (i) the Executive shall resign as an officer and director, as applicable, of the Company and any of its affiliates or subsidiaries (collectively, the "Company Group") effective as of the Effective Date and (ii) the Executive's employment and any and all other appointments he holds with the Company Group, whether as employee, consultant, agent or otherwise shall cease as of the Separation Date unless earlier terminated by the Company for cause, or on account of the Executive's death or permanent disability (as determined by the Company). During the Employment Period, the Executive shall have only such authority as is reasonably necessary to carry out any duties assigned by the CEO, and the level and parameters of such authority shall be clearly defined in a writing provided to the Executive prior to his being assigned a specific duty or responsibility hereunder. Effective as of the Separation Date, the Executive shall have no authority to act on behalf of the Company or any other member of the Company Group, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity.

3.   Payments and Benefits.

     In consideration for the Executive's entering into this Agreement and continuing to be employed through the Separation Date in accordance with the terms hereof (and in each case assuming such continued employment), the Company will provide the Executive with the following:

     A. Base salary at a rate of $460,000 per annum (the "Base Salary") payable in accordance with the Company's regular payroll practices, eligibility for all benefits under the Company's salaried benefit program, in each case through the Separation Date or any earlier date of the termination of the Executive's employment with the Company pursuant to the terms of this Agreement. In addition, during the Employment Period, the Executive shall be entitled to (i) an automobile allowance in the amount of $1,300 per month, (ii) an annual physical, financial counselling and tax preparation services to the same extent such services are provided to other senior executives of the Company, and (iii) use of one of the Company's reserved membership


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slots at the International Golf Club facility in Bolton, Massachusetts; provided that the Executive shall be responsible for all fees and expenses incurred to use such facility other than the membership fee (the perquisites described in clauses (i), (ii) and (iii) are hereafter referred to as the "Perquisites").

     B. An annual bonus for performance year 2005 calculated at the adjusted performance factor for the Company's Fluid Technology business segment and a bonus for performance year 2006 equal to the "Target Bonus" (as defined below) pro rated for service through the Separation Date. In each case, such bonuses will be payable when bonuses are payable to other senior executives of the Company for the applicable performance year. For purposes of this Agreement, the Executive's "Target Bonus" is $299,000, calculated at 65% of the Executive's Base Salary of $460,000, so the pro rata bonus for performance year 2006 shall equal $224,250.

     C. Subject to the achievement of applicable performance targets for the Company established under the Company's Long Term Incentive Plan (the "LTIP") and the Executive's compliance with the material terms of this Agreement, payment of the Executive's awards under the LTIP determined as if the Executive's employment with the Company had terminated on September 30, 2006 as follows:

          - 2003 Target Award of $434,100. The final payment value, if any, will be calculated on the basis of 36 months of active service during the 36 month performance period ending on December 31, 2005, or 100% of the applicable performance period.

          - 2004 Target Award of $404,800. The final payment value, if any, will be calculated on the basis of 33 months of active service during the 36-month performance period ending on December 31, 2006, or 91.6% of the applicable performance period.

          - 2005 Target Award of $382,400. the final payment value, if any, will be calculated on the basis of 21 months of active service during the 36-month performance period ending on December 31, 2007, or 58.3% of the applicable performance period.

In each case payment will be made when such awards are paid to other participants in the LTIP for the applicable performance period in accordance with the terms of the LTIP.

     D. For the period commencing on October 1, 2006 and ending on September 30, 2008 (the "Transition Period"), the Executive will be entitled to continued payment of his Base Salary, continued eligibility under the Company's salaried benefit program and continuation of the Perquisites; provided, that the Executive shall cease to be eligible for the Company's short-term and long-term disability insurance plans, accidental death and dismemberment insurance plan and Group Accident Insurance Plan for Officers and Directors as of the Separation Date. The Executive acknowledges and agrees that the payments and benefits described in the immediately preceding sentence are contingent upon (i) his not becoming an employee of any other entity and his not engaging in any self-employment for remuneration, during the Transition


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Period and that such payments and benefits shall automatically cease if the
Executive becomes such an employee or so self employed and (ii) the Executive's continued availability to render the Company reasonable assistance, consistent with the level of the Executive's prior position with the Company, at times and locations that are acceptable to both Parties, it being understood that in requesting such services the Company shall take into account any other commitments that the Executive may have. Notwithstanding the immediately preceding sentence to the contrary and subject to clause (ii) thereof, during the Transition Period, the Executive may devote reasonable time to any personal or family business in which he has a significant financial interest.

     E. Effective as of October 1, 2008 and subject to the Executive's compliance with the material terms of this Agreement, the Executive shall be eligible to receive (i) a standard early retirement pension benefit under the Company's tax-qualified and excess defined benefit pension plans and (ii) coverage under the Company's retiree health and retiree health insurance plans, in each case as such plans are in effect on such date. In the event that the Executive's employment is terminated due to permanent disability prior to the Separation Date, the Executive shall also be entitled to the benefits described in this Section 3E effective as of October 1, 2008.

     F. Notwithstanding any other provision of this Agreement to the contrary, in the event that the Executive's employment is terminated due to death or permanent disability prior to the Separation Date or the Executive dies or becomes permanently disabled during the Transition Period, the Company shall promptly pay to the Executive or his estate, as applicable, (i) a lump sum payment equal to the present value of any remaining periodic Base Salary payments under this Agreement, determined using an interest rate equal to the prime rate at Citibank in effect on the date such event occurs, (ii) any unpaid bonus amounts described in Section 3B and any unpaid LTIP amounts described in
Section 3C, at the times such payments would otherwise have been made, and the Company shall have no further obligations to make any payments, or provide any benefits, under this Agreement.

     G. During the Employment Period, the Company will reimburse the Executive for reasonable expenses incurred by him in connection with his performance of his duties, in accordance with the standard expense reimbursement policy of the Company.

          The payments and benefits described in Sections 3A through 3F above shall be contingent on the Executive's not revoking this Agreement during the seven-day revocation period described in Section 6F below. If the Executive revokes this Agreement during such revocation period, this Agreement shall be void and the Executive shall be deemed to have resigned from the Company on the Effective Date, and the applicable provisions of the Employment Agreement in respect of such a resignation shall apply.

          In addition, the Executive shall also be entitled to the continuation of the Perquisites for a one-year period following the expiration of the Transition Period subject to, and contingent upon the Executive's entering into a release prepared by the Company, effective as of September 30, 2008, which is substantially identical to that set forth in Section 6A below, and the Executive not revoking such release during the applicable seven-day revocation period for such release. If the Executive revokes such release during the period described in the


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immediately preceding sentence, the Executive's right to the Perquisites shall terminate effective as of September 30, 2008.

4.   Return of Company Property.

          No later than the Separation Date, the Executive shall return to the Company all originals and copies of papers, notes and documents (in any medium, including computer disks), whether property of any member of the Company Group or not, prepared, received or obtained by the Executive or his counsel during the course of, and in connection with, his employment with the Company or any member of the Company Group, and all equipment and property of any member of the Company Group which may be in the Executive's possession or under his control, whether at the Company's offices, the Executive's home or elsewhere, including his Blackberry, any equipment provided to the Executive pursuant to Section 2A above, all such papers, work papers, notes, documents and equipment in the possession of the Executive and his counsel. The Executive agrees that he and his family and counsel shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain copies of any employment, compensation, or benefits agreements between the Executive and the Company, this Agreement and any employee benefit plan materials distributed generally to participants in any such plan by the Company. On the Separation Date, all telephone and other accounts being paid by the Company on the Executive's behalf, shall be terminated and all company credit cards shall be returned to the Company and canceled. To the extent any charges are made by the Executive using company accounts or credit cards after the Separation Date, such charges will be solely the Executive's responsibility.

5.   Restrictive Covenants.

     A. Confidential Information. The Executive acknowledges and agrees that all memoranda, notes, records and other materials made or compiled by the Executive, or made available to him, in connection with, and during his employment by, the Company remain the sole and exclusive property of the Company. The Executive acknowledges and agrees that all confidential information acquired about any member of the Company Group and each of their officers, directors, employees and agents, and all material reflecting such confidential information, is highly confidential and that disclosure of such information or material could cause serious and irreparable injury to the Company. The Executive agrees that he will not hereafter disclose any such information or make any such material available to anyone, orally or in writing, without the written consent of the Company, whether or not such information subsequently becomes publicly known, other than as required pursuant to an order of a court, governmental agency or other authorized tribunal; provided that upon receipt of such an order, the Executive shall promptly notify the Company thereof and, at the request of the Company and at the Company's expense, the Executive shall assist the Company in obtaining a protective or similar order in respect of such confidential information.

     B. Nonsolicitation. During the Executive's employment with the Company, the Transition Period and for a period of twelve (12) months following the Transition Period, the Executive will not solicit, attempt to solicit, participate in any solicitation, or otherwise advise or encourage any current or prospective employee, consultant, independent contractor, agent, client, customer or representative of, or any vendor or supplier to, the Company to terminate his, her or


                                       5
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its relationship with the Company or to enter into a business or employment relationship of any kind with any other individual or entity.

     C. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to any member of the Company Group's actual or anticipated business, research and development of existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company belong to such member of the Company Group. The Executive will perform all actions reasonably requested by the CEO or the Board to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     D. Nondisparagement. The Executive hereby agrees not to defame, disparage or criticize any member of the Company Group or any of their products, services, finances, financial condition, capabilities or other aspect of or any of their business, or any former or existing employees, managers, directors, officers or agents of, or contracting parties with, any member of the Company Group in any medium to any person or entity without limitation in time. The Company hereby agrees that the Board of Directors and the officers of the Company shall not to defame, disparage, or criticize the Executive, the Executive's capabilities, or any other aspect relating to the employment relationship in any medium to any person or entity without limitation in time. Notwithstanding this provision, the Parties (including, in the case of the Company, the Board of Directors and its officers) may confer in confidence with their legal representatives and make truthful statements as required by law. The Company and the Executive shall mutually agree as to the timing, content and any and all aspect of any internal, external and media communication concerning the termination of the Executive's employment with the Company.

     E. Cooperation. Following the Separation Date, the Executive shall continue to make himself available at reasonable times, so as not to unreasonably interfere with his ongoing business activities, to the Company Group and to advise the Company Group, at their request, about disputes with third parties as to which the Executive has knowledge, and, the Executive agrees to cooperate fully with the Company Group in connection with litigation, arbitration and similar proceedings (collectively "Dispute Proceedings") and to provide testimony with respect to the Executive's knowledge in any such Dispute Proceedings involving the Company and or any member of the Company Group, in all cases without additional compensation or consideration from the Company. In the event that the Executive is requested by the Company or the Company Group to cooperate as required in this Section 5E, the Company shall reimburse the Executive for his reasonable out-of-pocket travel and lodging expenses, commensurate with the Executive's position with the Company on the date hereof.

6.   Acknowledgment and Release.

     A. In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination of employment with, or his serving in any


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capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group or any employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, and the trustees, administrators, fiduciaries and agents of any such plans (collectively, the "Releasees"), including, without limitation, any claim for or in respect of equity of the Company and any claim for severance benefits which but for this Agreement might have been due the Executive under any previous agreement executed by and between any member of the Company Group and the Executive or under the Severance Plan, and any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, all as amended; and all other federal, state and local laws. By signing this Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these and any other laws; provided, that the Executive does not waive or release claims with respect to (x) the right to enforce this Agreement or (y) any vested right the Executive may have under any employee pension or welfare benefit plan of the Company.

     B. In consideration of the Executive's execution of the Agreement, and except with respect to the Executive's obligations arising under the Agreement, the Company, for and on behalf of itself, each of the other members of the Company Group and all of their respective successors and assigns (collectively, the "Company Releasing Parties"), hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination of employment with, his serving in any capacity in respect of, or his status at any time as a holder of any securities of, any member of the Company Group, both known and unknown, in law or in equity (collectively "Complaints"), which any Company Releasing Party may now have or ever had against the Executive, his heirs and assigns (collectively, the "Executive Releasees"), other than any Complaints that arise out of the Executive's intentional misconduct or other acts or omissions for which the Executive would not be entitled to indemnification under the Company's charter and by-laws, in each case that are not known on the date hereof. By signing the Agreement, the Company acknowledges that, except as specifically provided in the immediately preceding sentence, it intends to waive and release any rights, known or unknown, the Company Releasing Parties may have against the Executive Releasees under any laws; provided, that the Company does not waive or release claims with respect to the right to enforce the Agreement.

     C. The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body relating to his employment or the resignation thereof (each individually a "Proceeding"). The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.

     D. The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief


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(whether monetary or otherwise) arising out of any Proceeding, including any
Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and also limiting his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 6 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in this Section 6 (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA.

     E. The Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT, AND HAS IN FACT, CONSULTED, AN ATTORNEY, SPECIFICALLY RICHARD JON CONTANT OF THE FIRM CONTANT, ATKINS & FEDE, L.L.C., AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 6 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

     F. The Executive shall have seven (7) days from the date of his execution of this Agreement to revoke this Agreement, including the release given under this Section 6 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes this Agreement including, without limitation, the release given under this
Section 6, the Executive will be deemed not to have accepted the terms of this Agreement, including any action required of the Company by any Section of this Agreement.

7.   Availability of Relief

     A. In the event that the Executive fails to abide by any of the terms of this Agreement, after written notice and an reasonable opportunity to cure such failure (and such failure is not cured to the reasonable satisfaction of the Company) the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein; provided that in no event shall the Company have the right to terminate pension or other benefits which had vested on or prior to the date of termination.

     B. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under this Agreement, including but not limited to his obligations under Section 5 above, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the


                                        8
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Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage and without the requirement of posting a bond

8. Arbitration of Disputes. Any controversy or claim arising out of or relating to Sections 4 or 5 of this Agreement (or the breach thereof) shall be settled by a state or federal court located in Westchester County, New York. Any controversy or claim arising out of or related to any other provision of this Agreement shall be settled by final, binding and non-appealable arbitration in Westchester County, New York by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (the "Association"') then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association and shall be experienced in the resolution of disputes under employment and separation agreements for senior executives of major corporations. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the Association and the arbitrators (if applicable) and any expenses relating to the conduct of the arbitration or litigation (including the Company's and the Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration or litigation (including reasonable attorneys' fees and expenses) and shall share the fees of the Association and the arbitrators, if applicable, equally.

9. Miscellaneous.

     A. Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

          If to the Company, to:

          ITT Industries, Inc.
          4 West Red Oak Lane
          White Plains, NY 10604
          Fax: 914-696-2961
          Attention: General Counsel

          With a courtesy copy to:


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
          Paul, Weiss, Rifkind, Wharton & Garrison LLP
          1285 Avenue of the Americas
          New York, New York 10019 6064
          Fax: 212-757-3990
          Attention: Michael J. Segal

          If to the Executive, to the Executive's last known address on file with the Company.

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

     B. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.

     C. Taxes. The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable, or benefits provided, to the Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under the Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations with respect to any amounts payable, or benefits provided, to the Executive under this Agreement and report on any applicable federal, state, local or foreign tax reporting form any income to the Executive determined by the Company as resulting from such amounts payable or benefits provided hereunder.

     D. Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

     E. Non-Admission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

     F. Governing Law/Venue/Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. Any action, or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within the State of New York, and the Company and the Executive consents to the jurisdiction of such a court. THE COMPANY AND THE EXECUTIVE EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING UNDER OR RELATING TO ANY PROVISION OF THE AGREEMENT.


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
     G. Counterparts. This Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.


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
     IN WITNESS WHEREOF, the undersigned have executed the Agreement on September 6, 2005.

                                        ITT INDUSTRIES, INC.


                                        BY: /s/ Scott A. Crum             9-7-05
                                            ------------------------------------
                                        Name: Scott A. Crum
                                        Title: Senior Vice President and
                                               Director Human Resources

                                        EXECUTIVE


                                        /s/ Robert Ayers            6 Sept. 2005
                                        ----------------------------------------
                                        Robert Ayers


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